UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2008

CASH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0398535 (I.R.S. employer identification number)

Commission file number: 1-31955
7350 Dean Martin Drive, Suite 309
Las Vegas, Nevada 89139
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (702) 987-7169

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 1, 2008, Cash Systems, Inc. (the “Company”) received a notice from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company failed to comply with the minimum bid price requirement for continued listing set forth in NASDAQ Marketplace Rule 4450(a)(5) because the bid price of its common stock closed under $1.00 for 30 consecutive business days. The notice also stated that, in accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until October 28, 2008, to regain compliance with NASDAQ Marketplace Rule 4450(a)(5). To regain compliance, the closing bid price of the Company’s common stock must remain at or above $1.00 per share for a minimum of 10 consecutive business days no later than October 28, 2008. In the event that the Company does not regain compliance with NASDAQ Marketplace Rule 4450(a)(5) by October 28, 2008, NASDAQ will provide written notification that the Company’s common stock will be delisted from The NASDAQ Global Market. At that time, the Company may appeal NASDAQ’s determination to a NASDAQ Listing Qualifications Panel. Alternatively, the Company could apply to transfer its common stock to The NASDAQ Capital Market if it satisfies all requirements, other than the minimum closing bid price requirement, for initial inclusion set forth in NASDAQ Marketplace Rule 4310(c). If such an application were approved and the Company otherwise maintains compliance with the listing requirements for The NASDAQ Capital Market, the Company would be afforded an additional 180 calendar days to regain compliance with the minimum closing bid price requirement while listed on The NASDAQ Capital Market.
     On May 2, 2008, the Company received an additional notice from NASDAQ indicating that the Company’s common stock has not maintained a minimum market value of publicly held shares of $15,000,000 as required for continued listing by NASDAQ Marketplace Rule 4450(b)(3). The notice also stated that, in accordance with NASDAQ Marketplace Rule 4450(e)(1), the Company will be provided 90 calendar days, or until July 31, 2008, to regain compliance with NASDAQ Marketplace Rule 4450(b)(3). To regain compliance, the Company’s minimum market value of publicly held shares must trade at $15,000,000 or more for a minimum of 10 consecutive business days no later than July 31, 2008. In the event that the Company does not regain compliance with NASDAQ Marketplace Rule 4450(e)(1) by July 31, 2008, NASDAQ will provide written notification that the Company’s common stock will be delisted from The NASDAQ Global Market. At that time, the Company may appeal NASDAQ’s determination to a NASDAQ Listing Qualifications Panel. Alternatively, the Company could apply to transfer its common stock to The NASDAQ Capital Market if it satisfies all requirements for continued inclusion set forth in NASDAQ Marketplace Rule 4310(c).
     A copy of the press release issued by the Company announcing receipt of the notices from NASDAQ is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1	Press Release dated May 2, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cash Systems, Inc. (Registrant)
Dated: May 6, 2008	By:	/s/ Andrew Cashin
	Name:	Andrew Cashin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated May 2, 2008